                                                                   Exhibit 3.54

                          ARTICLES OF INCORPORATION

                                      OF

                         MILITARY CIRCLE WILSONS, INC.


     1.  The name of the corporation is to be MILITARY CIRCLE WILSONS, INC.

     2. The corporation shall have power to conduct any lawful business not required to be specifically stated herein.

     3. The corporation shall have authority to issue 100 shares of capital stock without par value.

     4. The power to alter, amend or repeal the bylaws is reserved to the stockholders.

     5. The initial registered office is established at 11th Floor, 707 East Main Street, P.O. Box 1535, Richmond, Virginia 23212, in the City of Richmond. The initial registered agent is John W. Riely, a resident of Virginia and a member of the Virginia State Bar, whose business address is identical with the initial registered office.

     6. The initial number of directors is five. Their names and addresses are:

     Name                           Address
     ----                           -------

     Joel Waller              11840 Olympic Boulevard
                              Los Angeles, California  90062

     Richard L. Anderson      3000 Westchester Avenue
                              Harrison, New York  10528

     Richard T. O'Connell     3000 Westchester Avenue
                              Harrison, New York  10528

     Arthur V. Richards       3000 Westchester Avenue
                              Harrison, New York  10528

     William C. Kingsford     3000 Westchester Avenue
                              Harrison, New York  10528


Dated December 4, 1984

                              /s/ John W. Riley
                              -------------------------------------------------
                              John W. Riely

                               ARTICLES OF MERGER

                                       OF

                      LANDMARK CENTER (VA.) WILSONS, INC.
                        PENTAGON CITY TANNERY WEST, INC.
                             ROANOKE WILSONS, INC.
                           SPOTSYLVANIA WILSONS, INC.
           WILSONS/GEORGETOWN LEATHER DESIGN OF ARLINGTON, VA., INC.
           WILSONS/GEORGETOWN LEATHER DESIGN OF DALE CITY, VA., INC.
            WILSONS/GEORGETOWN LEATHER DESIGN OF FAIRFAX, VA., INC.
             WILSONS/GEORGETOWN LEATHER DESIGN OF MCLEAN, VA., INC.
                                      AND
          WILSONS/GEORGETOWN LEATHER DESIGN OF SPRINGFIELD, VA., INC.

                                 WITH AND INTO

                         MILITARY CIRCLE WILSONS, INC.


To the State Corporation Commission
Commonwealth of Virginia

     Pursuant to the provisions of the Virginia Stock Corporation Act, the domestic corporations herein named do hereby submit the following Articles of Merger.

     1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan of Merger") for merging LANDMARK CENTER (VA.) WILSONS, INC., PENTAGON CITY TANNERY WEST, INC., ROANOKE WILSONS, INC., SPOTSYLVANIA WILSONS, INC., WILSONS/GEORGETOWN LEATHER DESIGN OF ARLINGTON, VA., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF DALE CITY, VA., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF FAIRFAX, VA., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF MCLEAN, VA., INC. and WILSONS/GEORGETOWN LEATHER DESIGN OF SPRINGFIELD, VA., INC., all Virginia corporations (the "Terminating Corporations"), with and into MILITARY CIRCLE WILSONS, INC., a Virginia corporation (the "Surviving Corporation"), as approved by resolution duly adopted by the Board of Directors of each of the Terminating Corporations and as approved by resolution duly adopted by the Board of Directors of the Surviving Corporation.

     2. The Plan of Merger was adopted by written consent of the sole shareholder of each of the Terminating Corporations.

     3. The Plan of Merger was adopted by written consent of the sole shareholder of the Surviving Corporation.

     4. The effective time and date of these Articles of Merger and the merger herein provided for in the Commonwealth of Virginia is the close of business on August 3, 1996.

Executed on July 19, 1996

                                         LANDMARK CENTER (VA.) WILSONS, INC.
                                         PENTAGON CITY TANNERY WEST, INC.
                                         ROANOKE WILSONS, INC.
                                         SPOTSYLVANIA WILSONS, INC.
                                         WILSONS/GEORGETOWN LEATHER
                                           DESIGN OF ARLINGTON, VA., INC.
                                         WILSONS/GEORGETOWN LEATHER
                                           DESIGN OF DALE CITY, VA., INC.
                                         WILSONS/GEORGETOWN LEATHER
                                           DESIGN OF FAIRFAX, VA., INC.
                                         WILSONS/GEORGETOWN LEATHER
                                           DESIGN OF MCLEAN, VA., INC.
                                         WILSONS/GEORGETOWN LEATHER
                                           DESIGN OF SPRINGFIELD, VA., INC.



                                         By: /s/ David L. Rogers
                                             ----------------------------------
                                         Name:   David L. Rogers
                                         Title:  President of Each


                                         MILITARY CIRCLE WILSONS, INC.



                                         By: /s/ David L. Rogers
                                             -----------------------------------
                                         Name:   David L. Rogers
                                         Title:  President

                                                                       EXHIBIT A

                                 PLAN OF MERGER


     LANDMARK CENTER (VA.) WILSONS, INC., PENTAGON CITY TANNERY WEST, INC., ROANOKE WILSONS, INC., SPOTSYLVANIA WILSONS, INC., WILSONS/GEORGETOWN LEATHER DESIGN OF ARLINGTON, VA., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF DALE CITY, VA., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF FAIRFAX, VA., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF MCLEAN, VA., INC. and WILSONS/GEORGETOWN LEATHER DESIGN OF SPRINGFIELD, VA., INC., all Virginia corporations (the "Terminating Corporations"), and MILITARY CIRCLE WILSONS, INC., a Virginia corporation ("Military Circle"), shall be merged into a single corporation pursuant to the Virginia Stock Corporation Act upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into Military Circle (the "Merger") shall be effective at the close of business on August 3, 1996, and Military Circle shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Military Circle shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Military Circle, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the Commonwealth of Virginia.

     (4) The Articles of Incorporation and By-Laws of Military Circle in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Military Circle, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the Commonwealth of Virginia, except that, upon the effectiveness of the Merger, Article 1 of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

     "1.  The name of the corporation is to be Wilsons Leather of Virginia Inc."

    (5) The directors of Military Circle immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Military Circle immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

                                      -5-